EXHIBIT 23.1



                   Consent of Independent Auditors

The Board of Directors
Realty Income Corporation:

     We consent to incorporation by reference in Registration Statement
No. 333-80821 on Form S-3 of Realty Income Corporation and to incorporation by reference in Registration Statement No. 33-95708 on Form S-8 of Realty Income Corporation, of our report relating to the consolidated balance sheets of Realty Income Corporation as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended
December 31, 1999, and the related Schedule III. Such report is dated January 25, 2000, except as to note 18A, which is as of February 1, 2000, and appears in the December 31, 1999, annual report on Form 10-K of Realty Income Corporation.


                                       /s/ KPMG LLP
                                       ------------
                                       KPMG LLP

San Diego, California
March 20, 2000






















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